SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


DATE OF EARLIEST EVENT REPORTED      July 17, 1995

                 DYNAMICS CORPORATION OF AMERICA
        (Exact name of registrant as specified in its Charter)


     New York                 0-7304          13-0579260
(State or other juris-     (Commission  (IRS Employer Identifi-
- -diction of incorporation)  File Number)      cation No.)


475 Steamboat Road
   Greenwich, CT                                    06830
(Address of principal executive office)          (Zip Code)


Registrant's telephone number, including area code 203-869-3211




Item 5. Other Events.

     On July 17, 1995, the U.S. Army Aviation and Troop Command ("ATCOM") advised the Company that ATCOM had completed the reevaluation of its January 13, 1995 award to the Company's Fermont Division ("Fermont") of a $57.8 million contract to manufacture tactical quiet generator sets ("TQ Contract"), and has confirmed the award of the TQ Contract to Fermont and lifted the stop work order on the TQ Contract issued by ATCOM on April 25, 1995. The reevaluation by ATCOM had been ordered by the U.S. Army Materiel Command ("AMC") following AMC's determination that there was some merit to the protest filed by Libby Corporation ("Libby") with respect to the January 13, 1995 award of the TQ Contract.

     On July 20, 1995, Libby renewed its protest to the U.S. Government Accounting Office ("GAO") of the award of the TQ Contract to Fermont. Fermont has been advised by ATCOM that no stop work order will be issued as a result of the renewal by Libby of its protest and Fermont has resumed performance of the TQ Contract and is preparing for submission to ATCOM its claim for an equitable adjustment based on the delay occasioned by the stop work order.

     The Company continues to believe that the TQ Contract has been properly awarded to Fermont and that there is no merit to Libby's protest to the GAO.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYNAMICS CORPORATION OF AMERICA
                                       (Registrant)



                              By:
                                        Henry V. Kensing
                                         Vice President


Dated:  July 26, 1995